EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   NMBT CORP

(Pursuant to Section 241 and 245 of the General Corporation Law of the State of Delaware)

     NMBT CORP, a Delaware corporation, hereby certifies as follows:

     1. The name of the corporation is NMBT CORP. The date of filing of its original Certificate of Incorporation with the Secretary of State was August 21, 1996 under the name NMBT Corp.

     2. The Corporation has not received any payment for its stock and accordingly, this Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of said corporation and has been duly adopted, pursuant to Section 241 of the General Corporation Law of the State of Delaware, pursuant to a resolution adopted by the Board of Directors, acting by written consent, in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware.

     3. The text of the Certificate of Incorporation is hereby amended and restated to read in full as follows:

                                    ARTICLE I
                               NAME OF CORPORATION

     The Name of the corporation is NMBT CORP (hereinafter the "Corporation").

                                   ARTICLE II
                       INITIAL ADDRESS OF REGISTERED AGENT

     The address of the initial registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's initial registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III
                                CORPORATE PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.



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                                   ARTICLE IV
                               AUTHORIZED CAPITAL

     A. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is ten million (10,000,000) shares, consisting of:


     1. Eight million (8,000,000) shares of Common Stock (par value $.01 per share); and

     2. Two million (2,000,000) shares of Serial Preferred Stock (par value $.01 per share).

     B. Common Stock. All shares of Common Stock shall have one (1) vote per share and shall be identical in all respects and shall have equal rights and privileges, except as otherwise expressly provided herein. Also, the Corporation's Board of Directors is authorized to provide for the issuance from time to time of the Corporation's authorized but unissued stock and to determine all matters with respect thereto.

     C. Serial Preferred Stock. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of Serial Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Serial Preferred Stock or any series thereof. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including , but not limited to, the following relative rights and preferences, as to which there may be variations among different series:

     1.   the rate and manner of payment of dividends, if any;

     2. whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

     3. the amount payable for shares in the event of liquidation, dissolution or other winding up of the Corporation;

     4. sinking fund provisions, if any, for the redemption or purchase of shares;

     5. the terms and conditions, if any, on which shares may be converted or exchanged;

     6.   voting rights, if any; and

     7. any other rights and preferences of such shares to the full extent now or hereafter permitted by the laws of the State of Delaware.

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     Prior to issuing any shares of Serial  Preferred  Stock,  and to effect the
determination  of  the  relative  designations,   preferences,  limitations  and
relative or other rights of any series of Serial Preferred Stock, the Board of Directors shall amend this Certificate of Incorporation in accordance with the laws of the State of Delaware.

     The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

     Prior to the issuance of any shares of a series of Serial Preferred Stock, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such resolution with the State of Delaware as may be required by law.

     The holders of each series of Serial Preferred Stock shall have such voting rights, if any, as shall be provided for in the resolution or resolutions of the Board of Directors establishing such class or series.

     The number of authorized shares of any classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares entitled to vote irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporate Law.

                                    ARTICLE V
                               PERPETUAL EXISTENCE

     The Corporation is to have perpetual existence.

                                   ARTICLE VI
                                INDEMNIFICATION

     The Corporation shall have all of the indemnification and other powers now or hereafter set forth in Section 145 of the Delaware Corporation Law or in any amendments or additions thereto.

     The indemnification and advancement of expenses provided by, or granted pursuant to, such indemnification laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided hereby or granted pursuant hereto and to such indemnification laws, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Corporation shall also have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation,

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partnership,  joint  venture,  trust or other  enterprise  against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions hereof.

     In addition, to the fullest extent permitted by law, notwithstanding any other provision hereof, no director of the Corporation, for breach of his fiduciary duty as a director, shall have any personal liability to the Corporation or its stockholders for monetary damages in an amount that is less than or equal to the amount of compensation received by such director for serving the Corporation during the year of the breach, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE VII
                                AUTHORIZED POWERS

     The Corporation and its Board of Directors shall have all of the powers and rights provided for in the Delaware General Corporation Law.

                                  ARTICLE VIII
                            MEETINGS OF STOCKHOLDERS

     Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. Elections of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide. Special meetings of stockholders may be called at any time only by a majority of the Board of Directors unless otherwise required by law. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing.

                                   ARTICLE IX
                     CERTAIN PROVISIONS RELATING TO BUSINESS
               COMBINATIONS, BOARD OF DIRECTORS, AND OTHER MATTERS

     9.1 Definitions and Related Matters.

     9.1(a) Affiliate. An "Affiliate" of or a Person "affiliated with" a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     9.1(b) Associate. The term "Associate," used to indicate a relationship with any Person, means:

       1. Any corporation or organization (other than the Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is an officer or partner or

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is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities;

       2. Any trust or other estate in which such Person has a ten percent (10%) or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;

       3. Any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person; or

       4. Any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment adviser.

     9.1(c) Beneficial Owner. A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owner of record):

       1. With respect to which such person or any Affiliate or Associate of such Person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such shares of stock and/or (ii) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

       2. Which such Person or any Affiliate or Associate of such Person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

       3. Which are Beneficially  Owned within the meaning of (1) or (2) of this
Section 9.1(c) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or businesses of the Corporation or a Subsidiary of the Corporation.

     For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article IX of outstanding Voting Shares, the shares owned by such Person shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Section 9.1(c).

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     9.1(d) Business Combination. A "Business Combination" means:

       1. Any sale, exchange, lease, mortgage, pledge, transfer or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions in any twelve (12) month period), not in the usual and regular course of business, of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, any securities issued by a Subsidiary);

       2. The purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

       3. Any merger, consolidation or share exchange of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate or such Related Person or into or with another Person which, after such merger , consolidation or share exchange, would be an Affiliate or an Associate of a Related Person that was a Restated Person prior to the transaction, in each case irrespective of which Person is the Surviving entity in such merger of consolidation;

       4. Any reclassification of securities, recapitalization, merger, consolidation or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person or any Affiliate of any Related Person, other than the Corporation or any of its Subsidiaries, or any partial or complete liquidation, spin-off, split-off or split-up of the Corporation or any Subsidiary thereof; provided, however, that this Section 9.1(d)(4) shall not relate to any transactions of the types specified herein that have been approved by a majority of the Whole Board of Directors and a majority (but in any event not less than six (6)) of the Continuing Directors; or

       5. The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary having an aggregate Market Value of five percent (5%) or more of the total Market Value of the outstanding shares of the Corporation to any Related Person or any Affiliate or Associate of any Related Person, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe to or purchase securities offered, issued or granted pro rata to all holders of the Voting Shares or by an other method affording substantially proportionate treatment to the holders of such Voting Shares; or

       6. The adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of a Related Person or any Affiliate or Associate of any Related Person, other than the Corporation or any of its Subsidiaries; or

       7. The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of Voting Shares or securities convertible into Voting Shares, in an amount set forth in

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subsection 5 hereof,  or any voting  securities or securities  convertible  into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing Voting Shares of any class or voting securities of a Subsidiary.

       As used in this definition, a "series of related transactions" shall be deemed to include not only a series of transactions with the same Related Person, but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

       Anything in this definition to the contrary notwithstanding, if there are six (6) or more Continuing Directors, this definition shall not be deemed to include (i) any transaction that has been approved on or prior to the Date of Determination by sixty-six and two-thirds percent (66 2/3%) (but in any event not less than six (6)) of the Continuing Directors and by sixty-six and two-thirds percent (66 2/3% ) of the Whole Board of Directors, or (ii) any transaction of the type set forth in Section 9.1(d)(1) through 9.1(d)(3) above, between or among any two (2) or more Subsidiaries of the Corporation or the Corporation and one or more Subsidiaries of the Corporation, if such transaction has been approved by the affirmative vote of at least sixty-six and two-thirds present (66 2/3% ) of the Whole Board of Directors and a majority (but in any event not less than six (6)) of the Continuing Directors on or prior to the Date of Determination.

     9.1(e) Continuing Director. A "Continuing Director" shall mean:

       1. An individual who was a member of the Board of Directors of the Corporation on the date (the "Effective Time") of the consummation of the acquisition by the Corporation of all of the issued and outstanding shares of capital stock of The New Milford Bank & Trust Company, a Connecticut bank and trust company, or who was a member of the Board of Directors of the Corporation elected by the stockholders prior to the time that a Related Person acquired in excess of ten percent (10%) of the Voting Shares of the Corporation; or

       2. If there are six (6) or more Continuing Directors before his designation, an individual designated (before his initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

     9.1(f) Date of Determination. The term "Date of Determination" means:

       1. The date on which a binding agreement (except for the fulfillment of conditions precedent, including without limitations votes of stockholders to approve such transaction) is entered into by the Corporation, as authorized by its Board of Directors, and another Person providing for any Business Combination;

       2. If such an agreement as referred to in Section 9.1(f)(1) above is amended so as to make it less favorable to the Corporation and its stockholders, the date on which such amendment is approved by the Board of Directors of the Corporation; or

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       3. In cases where neither Section  9.1(f)(1) nor (2) shall be applicable, the record date for the determination of stockholders of the Corporation entitled to notice of and to vote upon the transaction in question. A majority (but in any event not less than six (6)) of the continuing Directors shall have the power and duty to determine the Date of Determination as to any transaction under this Article IX. Any such determination shall be conclusive and binding for all purposes of this Article IX.

     9.1(g) Independent Majority of Stockholders. "Independent Majority of Stockholders" shall mean the holders of a majority of the voting power of the outstanding Voting Shares that are not Beneficially Owned or controlled, directly or indirectly, by a Related Person.

     9.1(h) Market Value. The term "Market Value" means: (i) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on The New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith; and
(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Board of Directors in good faith.

     9.1(i) Offer. The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value.

     9.1(j) Person. The term "Person" shall mean any individual, partnership, corporation, group or other entity other than (A) the Corporation, (B) any Subsidiary of the Corporation, and (C) a trustee holding stock for the benefit of employees of the Corporation, its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements. When two or more Persons act as a partnership, syndicate, association, or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group shall be deemed a "Person".

     9.1(k) Related Person. "Related Person" means any Person who is the Beneficial Owner as of the Date of Determination or immediately prior to the consummation of a Business Combination, or both, or ten percent (10%) or more of the Voting Shares, or any Person who is an Affiliate of the Corporation and at any time within two (2) years preceding the Date of Determination was the Beneficial Owner of ten percent (10% ) or more of the then outstanding Voting Shares.

     9.1(l) Substantial Part. The term "Substantial Part" as used with reference to the assets of the Corporation, any Subsidiary or any Related Person means an aggregate book value as of the end of the Corporation's most recent fiscal quarter of ten percent (10%) or more of the total Market Value of the outstanding shares of the Corporation or of its net worth as of the end of its most recent fiscal quarter.

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     9.1(m)  Subsidiary.   "Subsidiary"  means  any  corporation  of  which  the
Corporation owns, directly or indirectly, a majority of any class of equity security; provided, however, that for the purposes of the definition of "Person" set forth in Section 9.1(j) above, the term "Subsidiary" shall mean only a corporation of which the Corporation owns, directly or indirectly, a majority of each class of equity securities.

     9.1(n) Voting Shares. "Voting Shares" shall mean shares of the Corporation entitled to vote generally in the election of directors.

     9.1(o) Whole Board of Directors. "Whole Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies.

     9.1(p) Certain Determinations With Respect to Article IX.

       1. A majority (but in any event not less than six (6)) of the Continuing Directors shall have the power to determine for the purposes of this Article IX, on the basis of information known to them: (i) the number of Voting Shares of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, (iv) whether the assets subject to any Business Combination constitute a "Substantial Part" as hereinabove defined,
(v) whether two or more transactions constitute a "series of related transactions" as hereinabove defined, (vi) any matters referred to in Section 9.1(c)(2) below, and (vii) such other matters with respect to which a determination is required under this Article IX.

       2. A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Beneficial Owner, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the Affiliate, Associate or other Person or (ii) the market price of the shares in question (as determined by a majority but in any event not less than six (6) of the Continuing Directors) at the time when the Related Person became the Beneficial Owner thereof.

     9.1(q) Fiduciary Obligations. Nothing contained in this Article IX shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     9.2 Approval of Business Combinations-Minimum Vote. Whether or not a vote of the stockholders is otherwise required in connection with the transaction, neither the Corporation nor any of its Subsidiaries shall become a party to any Business Combination without the prior affirmative vote at a meeting of the Corporation's stockholders:

       1. By the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Voting Shares; and

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       2. By an Independent Majority of Stockholders;

provided, however, that the provisions of this Section 9.2 shall not apply to any Business Combination approved by sixty-six two-thirds (66 2/3%) of the Whole Board of Directors either (a) at a time prior to the acquisition of ten percent (10%) or more of the total voting power of the outstanding Voting Shares by the Related Person, or (b) after such acquisition, but only so long as such Related Person sought and obtained the approval, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the Whole Board of Directors, of the acquisition of ten percent (10%) or more of the total voting power of the outstanding Voting Shares prior to such acquisition being consummated and any such Business Combination so recommended shall require only the vote, if any, required under the applicable provisions of the Delaware General Corporation Law. The affirmative vote required by this Section 9.2 is in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, this Certificate of Incorporation (including, without limitation, any voting requirements in Section 9.3 hereof, if applicable), any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of stock, or any agreement between the Corporation and any securities exchange.

     9.3 Approval of Business Combinations-Maximum Vote.

     9.3(a) Except as provided in Section 9.3(b) or Section 9.3(d), neither the Corporation nor any of its Subsidiaries shall become a party to any Business Combination without the prior affirmative vote at a meeting of the Corporation's stockholders:

       1. By the holders of not less than eighty percent (80%) of the voting power of the outstanding Voting Shares; and

       2. By an Independent Majority of Stockholders.

     Such favorable votes shall be in addition to any stockholder vote which would be required without reference to this Section 9.3 and shall be required notwithstanding that no vote may be required, or that some lesser percentage may be specified by law or elsewhere in this Certificate of Incorporation (including, without limitation, the lesser vote required by Section 9.2 hereof, if applicable) or the By-laws of the Corporation or otherwise.

     9.3(b) The provisions of Section 9.3(a) shall not apply to a particular Business Combination, and such Business Combination shall require only such stockholder vote (if any) as would be required without reference to this Section 9.3, if all of the conditions set forth in Subparagraphs (1) through (7) below are satisfied:

       1. The ratio of (i) the aggregate amount of the cash and the fair market value of the other consideration to be received per share of Common Stock of the Corporation in such Business Combination by holders of Common Stock other than the Related Person involved in such Business Combination, to (ii) the market price per share of the Common Stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which

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



such Related Person has theretofore paid in acquiring any Common Stock prior to such Business Combination, to (y) the market price per share of Common Stock immediately prior to the initial acquisition by such Related Person of any shares of Common Stock; and

       2. The aggregate amount of the cash and the fair market value of other consideration to be received per share of Common Stock in such Business
Combination, (i) is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Related Person in acquiring any of its holdings of Common Stock, as reflected in the balance sheet of the Corporation as of the last day of the last fiscal quarter of the Corporation preceding the Date of Determination; and

       3. If applicable, the ratio of (i) the aggregate amount of the cash and the fair market value of other consideration to be received per share of Preferred Stock of the Corporation in such Business Combination by holders of Preferred Stock other than the Related Person involved in such Business Combination, to (ii) the market price per share of the Preferred Stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such Related Person has theretofore paid in acquiring any Preferred Stock prior to such Business Combination to (y) the market price per share of Preferred Stock immediately prior to the initial acquisition by such Related Person of any shares of Preferred Stock; and

       4. If applicable, the aggregate amount of the cash and the fair market value of other consideration to be received per share of Preferred Stock in such Business Combination by holders of Preferred Stock, other than the Related Person involved in such Business Combination, (i) is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Related Person in acquiring any of its holdings of Preferred Stock, and (ii) is not less than the highest preferential amount per share to which the holders or shares of such class of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event; and

       5. The consideration (if any) to be received in such Business Combination by holders of stock other than the Related Person involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring stock already owned by it; and

       6. After such Related Person became a Related Person and prior to the consummation of such Business Combination:

          (i) such Related Person shall have taken steps to insure that the Board of Directors of the Corporation included at all times representation by Continuing Directors proportionate to the ratio that (x) the number of Voting Shares from time to time owned by stockholders who are not Related Persons, bears to (y) all Voting Shares outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the directors);

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



          (ii) such Related Person shall not have acquired from the Corporation, directly or indirectly, any shares of the Corporation (except (x) upon conversion of convertible securities acquired by it prior to becoming a Related Person or (y) as a result of a pro rata stock dividend, stock split or division of shares or (z) in a transaction which satisfied all applicable requirements of this Article IX);

          (iii) such Related Person shall not have acquired any additional Voting Shares of the Corporation or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person's becoming a Related Person;

          (iv) such Related Person shall not have (x) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any Subsidiary, or (y) made any major change in the Corporation's business or equity capital structure or entered into any contract, arrangement or understanding with the Corporation except any such change, contract, arrangement or understanding as may have been approved by the favorable vote of not less than a majority of the Whole Board of Directors and a majority (but in any event not less than six) of the Continuing Directors; and

          (v) except as approved by a majority of the Whole Board of Directors and a majority (but in any event not less than six (6)) of the Continuing Directors, there shall have been: (x) no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (y) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); and (z) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

       7. A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all holders of Voting Shares for the purpose of soliciting stockholder approval of such Business Combination. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority (but in any event not less than six (6)) of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of Voting Shares other than any Related Person (such investment banking firm to be selected by a majority, but in any event not less than six
(6), of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

     9.3(c) For purposes of Sections 9.3(b)(1) through 9.3(b)(4) hereof, in the event of a Business Combination, upon the consummation of which the Corporation would be the surviving corporation or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or

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



dissolution of the Corporation will be effected), the term "other consideration to be received" shall include, without limitation, stock retained by stockholders of the Corporation other than Related Persons who are parties to such Business Combination.

     9.3(d) The provisions of this Section 9.3 shall not apply to any Business Combination approved by sixty-six and two-thirds percent (66 2/3%) of the Whole Board of Directors either (i) at a time prior to the acquisition of ten percent (10%) or more of the total voting power of the outstanding Voting Shares by the Related Person, or (ii) after such acquisition, but only so long as such Related Person sought and obtained the approval, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the Whole Board of Directors, of the acquisition of ten percent (10%) or more of the total voting power of the outstanding Voting Shares prior to such acquisition being consummated.

     9.3(e) Any amendment, change or repeal of this Article IX or any other amendment of this Certificate of Incorporation which would have the effect of modifying or permitting circumvention of this Article IX shall require the affirmative vote, at a meeting of stockholders of the Corporation, as to all shares held:

       1. By the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Shares; and

       2. By an Independent Majority of Stockholders;

provided, however, that in the event that any such amendment, change or repeal is recommended to stockholders by the favorable vote of not less than sixty-six and two-thirds percent (66 2/3%) of the Whole Board of Directors and a majority (but in any event not less than six (6)) of the Continuing Directors, then such amendment, change or repeal so recommended shall require only the vote of an Independent Majority of Stockholders and the vote, if any, required under the applicable provisions of the Delaware General Corporation Law.

     9.4 Board of Directors.

     9.4(a) The business and affairs of the Corporation shall be managed by or under the direction or the Board of Directors of not less than five (5) nor more than twelve (12) members, exclusive of the ex officio directorship held by the President of the Corporation. Initially, the number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of the Preferred Stock voting separately as a class or classes) that shall constitute the Board of Directors shall be ten (10), exclusive of an ex officio directorship to be held by the President of the Corporation. All the powers of the Corporation, insofar as same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors. Notwithstanding the foregoing or anything contained in this Certificate of Incorporation to the contrary, Section 2 of Article I, Sections 1, 2, and 3 of Article II, and
Article VIII of the Corporation's Bylaws shall not be altered, amended, added to or repealed without the affirmative

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



vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of each class of shares entitled to vote thereon; provided, however, that if there is a Related Person (as defined in this Article), such sixty-six and two-thirds percent vote must include the affirmative vote of not less than two-thirds (2/3) of the voting power of the issued and outstanding shares of each class entitled to vote thereon held by stockholders other than a Related Person. The number of directors constituting the Whole Board of Directors after the Effective Time may be increased or decreased by more than two (2) members within any calendar year, from time to time only by resolution adopted by the Board of Directors, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the Whole Board of Directors.

     9.4(b) The Board of Directors shall be divided into three (3) classes, designated Classes I, II and III, with the term of office of one class expiring each year. Each class shall be as nearly equal in the number of directors as the other classes to the extent permitted by the total number of directors constituting the Whole Board of Directors. At the annual meetings of stockholders in 1998, 1999 and 2000, directors of Classes III, II and I, respectively, shall be elected, or re-elected, to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by the Board of Directors, acting by vote of sixty-six and two-thirds percent (66 2/3%) of the directors then in office, even though such remaining directors may be less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of the stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

     9.4(c) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation ), any director of the Corporation may be removed from office at any time, with cause, by the affirmative vote of seventy-five percent (75%) of the Whole Board at any meeting of the Board of Directors duly called for that purpose or by the affirmative vote of the holders of not less than seventy-five percent (75%) of the issued and outstanding shares entitled to vote thereon, at any meeting of shareholders called for that purpose; provided, however, that if there is a Related Person, such seventy-five percent (75%) vote must include the affirmative vote of not less than seventy-five percent (75%) of the voting power of the issued and outstanding shares entitled to vote thereon held by shareholders other than the Related Person.

     Any director may be removed from office at any time without cause only by the concurrent affirmative vote of seventy-five percent (75%) of the Whole Board of Directors at any meeting of the Board of Directors duly called for that purpose.

     9.4(d) In addition to the right of the Board of Directors of the Corporation to make nominations for the election of directors, nominations for the election of directors may be made by any holder of Voting Shares in a manner provided in the By-Laws of the Corporation.

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



                                   ARTICLE X
                           CERTAIN STOCK REPURCHASES

     Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Securityholder (as hereinafter defined) who has beneficially owned such securities for less than two (2) years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding Voting Shares (as defined in Section 9.1(n), the "Voting Stock"), excluding Voting Stock beneficially owned by such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this Article X, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lessor percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and regulations).

     For the purpose of this Article X:

     A. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as from time to time amended.

     B. A person shall be a "beneficial owner" of any security of any class of the corporation:

       (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

       (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

       (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing any security of any class of the Corporation.

     C.  "Equity  Security"  shall  have the  meaning  ascribed  to such term in
Section 3(a)(11) of the Securities Exchange Act of 1934, as from time to time amended.

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



     D. "Interested Securityholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which:

       (i) is the beneficial owner, directly or indirectly, of three (3) percent or more of the class of securities to be acquired; or

       (ii) is an  Affiliate of the  Corporation  and at any time within the two
(2) year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of three percent or more of the class of securities to be acquired; or

       (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933.

     E. For the purposes of determining whether a person is an Interested Securityholder pursuant to subparagraph D of this paragraph, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of subparagraph B of this paragraph, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     F. A "person" shall mean any individual, firm, corporation or other entity.


                                   ARTICLE XI
                   AMENDMENTS OF CERTIFICATE OF INCORPORATION

     Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), and in addition to such additional vote of any preferred stock as may be required by the provisions of any series thereof or by applicable law, Articles VI, VII, VIII, X and XI of this Certificate of Incorporation shall not be amended, altered, changed or repealed without the affirmative vote of (i) the holders of six (6)ty-six (6) and two-thirds percent (66 2/3%) of the voting power of the then outstanding Voting Shares and (ii) an Independent Majority of Stockholders.

     The amendment of other provisions of this Certificate of Incorporation, except for Article IX, shall require the vote required under Delaware law.

     IN WITNESS WHEREOF, NMBT CORP has caused this certificate to be executed by its President on the 16th day of April, 1997.


                                               /s/ Michael D. Carrigan
                                               ---------------------------------
                                               Michael D. Carrigan
                                               President
                                               Director






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